                                 AMENDMENT NO. 5

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated October 15, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, The Lincoln Life & Annuity Company of New York, a New York life insurance company, and Lincoln Financial Advisors Corporation, is hereby amended as follows:

Section 2.1 (d) is hereby amended as follows:

     (d) In the event of any material error (as determined under SEC guidelines) in the calculation or communication of net asset value, dividends or capital gain information, the responsible party or parties shall reimburse the LIFE COMPANY for any reasonable costs incurred as a result of the error or delay, including but not limited to, amounts needed to make contract owners whole and reasonable administrative costs necessary to correct the error.

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

     2.3  APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
     Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

          (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

     6.3  FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
     Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 9. Notices is hereby amended to replace Lincoln Life & Annuity Company of New York and Lincoln Financial Advisors Corporation information with the following:

     LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
     1300 S. Clinton Street
     Fort Wayne, IN 46802
     Facsimile: (260) 455-1773
     ATTN: Funds Management

     LINCOLN FINANCIAL ADVISORS CORPORATION
     1300 S. Clinton Street
     Fort Wayne, IN 46802
     Facsimile: (260) 455-1773
     ATTN: Funds Management

Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund(1)
AIM V.I. High Yield Fund(1)
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund(2)
AIM V.I. Small Cap Equity Fund
INVESCO VIF - Core Equity Fund
INVESCO VIF - Dynamics Fund
INVESCO VIF - Financial Services Fund
INVESCO VIF - Health Sciences Fund
INVESCO VIF - Leisure Fund
INVESCO VIF - Small Company Growth Fund
INVESCO VIF - Technology Fund(1)
INVESCO VIF - Total Return Fund
INVESCO VIF - Utilities Fund(1)

(1) Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund; and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

(2)  Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Lincoln Life & Annuity Flexible Premium Variable Life Account M

-    LLANY Separate Account R for Flexible Premium Variable Life Insurance

-    Lincoln New York Separate Account N for Variable Annuities

-    LLANY Separate Account S for Flexible Premium Variable Life Insurance

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

- The Lincoln Life & Annuity Company of New York: Flexible Premium Variable Life Insurance Policy LN615NY; LN660NY; :LN665NY; LN670NY; LN680NY; LN690NY

- The Lincoln Life & Annuity Company of New York: Flexible Premium Variable Life Insurance Policy On the Lives of Two Insureds LN650NY; LN655NY

- Lincoln Life & Annuity Company of New York: Lincoln Choice Plus Variable Annuity AN426NY; Lincoln Choice Plus Access Variable Annuity 30296NY

- Lincoln Life & Annuity Company of New York: Lincoln ChoicePlus II Variable Annuity, Lincoln Choice Plus II Access Variable Annuity, Lincoln ChoicePlus II Advance Variable Annuity, Lincoln ChoicePlus II Bonus Variable Annuity 30070BNYMVA3

- Lincoln Life & Annuity Company of New York: Lincoln ChoicePlus Assurance (B Share) Variable Annjuity 30070BNYBA; Lincoln ChoicePlus Assurance (C Share) Variable Annuity 30070BNYC; Lincoln ChoicePlus Assurance (L Share) Variable Annuity 30070BNYAL; Lincoln ChoicePlus Assurance (Bonus) Variable Annuity 30070BNYN

- The Lincoln National Life Insurance Company: Corporate-owned Group Variable Universal Life Policies LN925NY

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
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Title: Assistant Secretary              Title: President
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                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim A. Coppedge             By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
      -------------------------------         ----------------------------------
Title: Assistant Secretary              Title: President
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                                        LINCOLN LIFE ANNUITY COMPANY OF NEW YORK


Attest:                                 By: /s/ Rise C. M. Taylor
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Name:                                   Name:
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Title:                                  Title:
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                                        LINCOLN FINANCIAL ADVISORS CORPORATION


Attest:                                 By: /s/ Lucy D. Gase
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Name:                                   Name:
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Title:                                  Title:
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